Exhibit 4.1

China Precision Steel, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO AUTHORIZED: 62,000,000 COMMON SHARES, $0.001 PAR VALUE STATE OF INCORPORATION
DELAWARE SPECIMEN FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF This Certifies That is the owner of China Precision Steel, Inc. transferable on the books of this Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Colorado, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent. In Witness Whereof, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation. Dated: [signature] [seal] [signature] SECRETARY/ TREASURER PRESIDENT SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 16941J106 COUNTERSIGNED: CORPORATE STOCK TRANSFER, INC. 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209 By: Transfer Agent and Registrar Authorized Officer 5971

 China Precision Steel, Inc. Corporate Stock Transfer, Inc. Transfer Fee: As Required SPECIMEN The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT - Custodian for (Cust.) (Minor) TEN ENT — as tenants by the entireties under Uniform Gifts to Minors JT TEN — as joint tenants with right of Act of survivorship and not as tenants (State) in common Additional abbreviations may also be used though not in the above list. For value received hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE  Please print or type name and address of assignee Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises. Dated 20 SIGNATURE GUARANTEED: X X THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.